Exhibit 10.10

The licensee(s) identified on the signature page of this agreement (the “Licensee” or “Client”) and CIC hereby agree to the following (the “Agreement” or “Service Agreement”).

Please note that “Client”, “you” and “your” refer to the aforementioned Licensee, and “CIC”, “we” and “our” refer to CIC Innovation Communities, LLC, as duly authorized agent for the Licensors identified on Exhibit A, and/or, to the extent applicable from time to time, any affiliates providing services to the Licensors identified on Exhibit A.

1. License: On behalf of the Licensors identified in Exhibit A, CIC hereby grants you, and you hereby accept from CIC, a license and privilege to operate an office and use the facilities designated by CIC (and as set forth in our monthly invoice to you) at one or more of the premises indicated in Exhibit A (individually and collectively the “Premises” or “CIC Premises”). This license does not convey title to any land or buildings and does not create a possessory interest or tenancy of any kind.

Either party may terminate this Agreement and license for any reason or no reason with 30 days’ written notice (the “Termination Notice”).

2. Space and Services: We will provide you with one or more workspaces, use of a variety of common facilities, and a range of related office services detailed by location in Exhibit A. Prior to commencing use of a CIC workspace, it is your responsibility to ensure that you have obtained and reviewed an acceptable quote and you acknowledge the listed spaces and services have been requested and agreed-to.

With our consent, you may add additional workspaces and services under this Agreement at any time, in any CIC Premises. With respect to each CIC Premises in which you operate or use facilities, you agree that the applicable location-specific provisions for those CIC Premises listed in Exhibit A are hereby incorporated into this Agreement. These provisions are individually and collectively referred to herein as “Exhibit A”.

CIC’s facilities are open to you 24x7, and you may conduct business in these at any time. The building provides HVAC services during normal business hours. For details by location, see Exhibit A. Use of the Premises for large, private events is possible by prior arrangement.

        You acknowledge that even in the best-managed office environments, systems, services, and security failures will occur. We will make our best efforts to provide quality services and otherwise maintain a quality environment, but you acknowledge that we are not responsible for financial or other losses as a consequence of the receipt of services from us, or lack or insufficiency thereof, regardless of the cause.

You agree that the services or actions that may be performed by CIC under this Agreement may also be performed by affiliates of CIC.

3. Moving Out: One of the benefits of our offering is to give the flexibility to be able to move elsewhere on short notice if their needs change. CIC requests that you provide as much informal notice as possible of any planned decrease in your use of our services. Giving us an idea of your future plans will not prejudice your access to current services, and may allow us to introduce you to alternative options.

Over and above any informal conversations you may have with us, you agree to provide CIC at least 30 days’ advance formal definitive written notice of termination of this Agreement (the “Termination Notice”) as well as of any material reduction of your use of space or services under this agreement. This means 30 days’ Notice is required if you plan to leave, but also if you plan to drop a part of your space at any of CIC’s facilities. Please keep in mind that once you give us formal Notice, CIC will release that space for reservation by others following the date you told us you will no longer require it, and it may not be possible for you to later reverse your decision.

Sometimes clients need to vacate their space in less than 30 days from the time they provide us Notice. If this happens, you will still be responsible for full payment for your fees through the date that is 30 days after Notice is given, regardless of whether we reuse your space for others soon thereafter.

Any time CIC reasonably believes a Client has vacated, abandoned a particular space, has left it and does not plan to return to work there, and/or does not plan to continue to pay its fees to CIC, we may deem your space to be vacant, we may pack up and remove your stuff, and we may redeploy the space to others’ use. If you had not given formal Termination Notice, we will deem that your Termination Notice was given on the date that we make the above determination. We will do our best to inform the responsible parties at Client of this action.

4. Use of Office: You may use the office for general office purposes and for any other purposes set forth by location in Exhibit A and for no other purpose without prior written permission from CIC. Client may install typical office equipment of the type and quantity typically in use in modern offices. Client shall not install other equipment without the written consent of CIC.

        Most services provided by CIC are provided on an ‘unmetered’ basis. This ‘unmetered’ basis is premised on a good-faith understanding between CIC and the Client that this privilege will not be abused. Employing CIC’s services well beyond normal office use, defined as the norm amongst other clients, without prior discussion, after having received Notice that CIC is concerned about this level of use, and having been given a reasonable opportunity to cure it, may be considered a breach of this Agreement. We find such over-use at CIC’s facilities is rare. An example would be printing high volumes of material on the color printer. We would say this is a job for a printing company. Most special needs can be accommodated by prior arrangement.

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CIC is particularly sensitive to conference room use in this regard. We define “normal use” as frequent short meetings throughout the day, long meetings occasionally, and multi-day long meetings very occasionally. All-day meetings should be no more frequent than once per quarter, on average. You may not use the conference rooms for private phone calls during business hours (9 am – 5 pm). More liberal usage during off-hours and weekends is fine. Some larger client spaces have dedicated conference spaces, to which these guidelines do not apply. If you expect to need to go beyond these guidelines, please discuss with us before moving in.

5. Mail Service: If mail or packages arrive for you at CIC’s Premises, you give CIC permission to receive, sign for, and sort your mail and packages on your behalf. We perform this work during regular business hours. We will place your mail in a folder designated for your company in our mail room, and will shelve packages in a shared package retrieval area. Other clients of CIC have access to these areas. In certain circumstances we may choose to deliver items to your work area, but this is not a regular service. We endeavor to handle your mail and packages with care, and it is not expected that items will be lost, damaged, delayed, mis-delivered, or stolen. This said, given the shared nature of our facilities, we cannot ensure that these things won’t happen. Accordingly, you agree to accept the risk that these things could happen, and that CIC and its affiliated Licensors shall not be liable for the same.

If you receive mail at the Premises and later leave, you are responsible for recording your change-of-address with the USPS effective on the date of your departure. Note that CIC is not legally able to do this for you. CIC will not itself manually forward mail to your new address unless you make special arrangements for this. If mail forwarding is not arranged directly with CIC, mail and packages will be either forwarded back through the postal system (if your change-of-address is on file with the post office) or returned to sender after a one-month grace period after your official move-out date.

6. Payment: Client will timely pay all fees invoiced to it by, or otherwise due and payable to, CIC. All fees payable under this Agreement shall be due and payable in advance in US Dollars to “CIC” on the first day of each month that this Agreement is in effect. Each monthly invoice bills in advance for the month ahead, and may also include charges from previous months that have not yet been invoiced. Incidental charges payable under this agreement (e.g. international phone charges) are included in the next regular monthly invoice after they are determined, and shall be due and payable as part of that invoice. All charges appearing on the monthly invoice shall be considered final and agreed to if not questioned by Notice within 90 days of the invoice date. Client shall be obligated to pay CIC interest at the rate of ten percent (10%) per annum on all sums Client is obligated to pay under the terms of this Agreement from the date fifteen (15) days after said sums become due and remain unpaid until the date such sums are paid in full. In addition, Client shall pay reasonable attorney’s and/or arbitrator’s fees and other costs incurred by CIC in conjunction with collecting any late payment, all of which are to be paid by Client within five (5) days of receipt of CIC’s invoice therefore. Notwithstanding the foregoing, before assessing interest charges the first time in any six (6) month period, CIC shall provide the Client Notice of the delinquency, and shall waive such interest payment if the Client pays such delinquent amount within five (5) days thereafter.

The standard method of payment that CIC accepts is automatic bank debit. An automatic debit authorization form is attached hereto in Exhibit B. For any client for which automatic debit is impractical, you have the option of paying by check or wire transfer, but in conjunction with that you agree to increase your deposit on hand with CIC by one month beyond that required in Section 8 below. Any client electing to pay by wire transfer also agrees to pay wire transfer bank fees as part of their monthly invoice, the amount of which may vary from time to time as determined by CIC’s bank. CIC acknowledges that Client may cancel the automatic debit authorization at will, however such cancellation without payment in advance of the additional one month deposit may be deemed by CIC a 30-day Termination Notice under this Agreement.

7. Access to Client spaces: You acknowledge that CIC’s active management of the office space and CIC’s provision of a variety of office services including, where applicable, phones, internet connections, and so forth necessitates that CIC be able to access your offices in the same manner that your own internal office managers and technology support staff would, without advance notice, in order to provide said services, view the condition of the office, make alterations and repairs and so forth. We will make reasonable efforts to ensure that such visits do not disrupt your operations.

8. Deposit: Upon execution of this Agreement, you shall pay a deposit equal to one month’s ongoing monthly fees for the performance of all the provisions of this Agreement (the “Deposit”). In the event that the amount of your ongoing monthly fees has increased or decreased, the dollar amount of the required Deposit will adjust monthly to reflect the new ongoing monthly fees (for example: if you double the amount of space you have and thus your monthly fees double, the amount of your required deposit will double as well, to keep in step with your fees).

CIC may apply your Deposit to any charges or other payments due from you or to any other amount CIC may be required to expend on your behalf. If the Deposit that CIC has on hand from you falls below the required level for any reason, upon being given Notice of this situation, you shall reimburse CIC for any amount required such that the Deposit on hand will not be less than the full required amount under this Agreement.

The required Deposit amount shall be increased by an additional one (1) month’s fees if you are late in payment on two (2) separate occasions, where Notice of your lateness is provided after the first occasion.

If you are not in default or breach of this Agreement, the unapplied balance of the Deposit shall be returned to you without interest within 30 days’ after your departure.

9. Liability for Damages: You acknowledge liability for any damage to equipment, furnishings, and any other property of CIC, the Licensors, their Landlords, or their other clients or tenants caused by Client, its employees, guests, or affiliated parties, excluding damage due to normal wear and tear. Client agrees to pay the cost to repair or replace (at full replacement

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cost) the damaged property, at the discretion of CIC. Such charges shall be treated as incidental charges as specified in Paragraph 6.

10. Acceptable use rules and regulations: You acknowledge that no trade or occupation shall be conducted in the office or use made thereof which will be unlawful, improper or offensive, or contrary to any law or any municipal by-law or ordinance in force in the location where the Premises are located. CIC explicitly prohibits the conduct of business directly related to pornography or gambling.

You agree that you will not cause or permit to be caused disturbances, create odors or situations any of which may be offensive to other clients or that would interfere with the normal operations of CIC and its other clients. You also agree with CIC that you will not use tobacco products, including electronic cigarettes or smoking devices, while in CIC’s buildings. While at CIC’s facility, you agree not to intentionally display or print pornography, or to permit the same. You agree not to send unsolicited commercial email (spam) using CIC’s network, and to cooperate fully when requested by CIC to remove viruses, worms, Trojans, bots and other malware from its computer systems.

To minimize interference with the common wireless data and voice network(s) CIC provides for the use of all clients, you agree that you will not set up an independent wireless network at CIC’s facility without prior consultation and written approval from CIC’s technology staff.

You may not offer workplace-related services that compete with those offered by CIC.

CIC does not permit its facilities to be used as a substitute for sleeping accommodations. Actively choosing to sleep at CIC’s facility for the night is not consistent with the function of our facility, and we are not equipped to support it.

Clients are welcome to state that they are located at CIC’s facility and are a client of CIC. Client agrees not to describe CIC as a business partner (or similar) without written permission.

It is understood and agreed that you shall comply with any rules and regulations issued by CIC, Licensor, or their Landlords from time to time from and after the date on which you are made aware of such rules and regulations.

11. Non-discrimination: CIC does not discriminate on the basis of race, gender, religion, age, ethnic or national origin, disability, sexual orientation or sexual identity.

12. Acceptable Ethics, Integrity and Conduct: CIC reserves the right to make determinations in its sole discretion regarding acceptable standards of ethics, integrity and conduct of those who wish to enter CIC’s Premises. Based on information it has, CIC may place an access restriction on particular individuals, which could include Client employees, potential recruits, or other Client parties. If this happens, these individuals will not be permitted to come on the premises of CIC or its affiliates, including for example the Venture Café Foundation Inc. and locations it manages. Application may be made to CIC for special arrangements for access where there is a compelling reason. You acknowledge that CIC will generally not communicate to you the reason for such restrictions.

13. Addressing Conflict and Inappropriate Behavior: Client understands that from time to time conflicts can occur between individuals in any shared environment such as CIC’s, and that employees and other invitees of clients can be accused of inappropriate behavior in ways that require a response from CIC management in order for CIC to ensure a safe and supportive working environment for all. Such situations may or may not be contrary to law, and they may or may not be readily provable. If such a situation occurs, Client agrees that CIC may use its best judgment with regard to how to resolve or eliminate the issue, with the goal of rapidly and cost-effectively ensuring an outcome that is acceptable to CIC and the community at large. Depending on the nature and severity of the allegation CIC receives, the information CIC has, the extent of readily available proof of such information or allegations, and how likely CIC believes the situation is to reoccur, CIC may elect to privately and confidentially seek to resolve the issue directly with Client’s employee or invitee (without notifying Client’s management) or may elect to directly involve Client’s management. In the event that Client’s management is not notified, the intent is generally to protect the privacy of the accused individual where CIC believes the situation calls for this, in CIC’s judgment, and can be resolved amicably and permanently. In many cases it is possible to achieve resolutions without requiring an investigation. Such resolutions can include the accused party simply acknowledging that they have “heard” the concern, and agreeing to take care in the future that such concerns do not arise again. If circumstances make an extensive investigation unavoidable, or such is required by a court or law enforcement, Client will be responsible for the cost of investigation of matters relating to its employees or invitees’ alleged inappropriate behavior. If in CIC’s judgment the presence of an individual would represent an ongoing hindrance to CIC’s ability to ensure a safe and supportive environment, CIC will let the Client know that Client will no longer grant access to CIC premises for that individual. Client has a duty to CIC and the community at large to take care in the selection of its employees and choice of its invitees and to notify CIC of any situations or circumstances that it considers dangerous or which it believes could pose a threat to the safety or security of CIC or individuals at CIC. Client acknowledges that it is responsible for the actions of individuals it permits to enter the Premises. Client agrees that CIC is not responsible for the economic consequences to Client or the accused individual as a result of actions taken by CIC in good faith to protect the community and that any losses related to Client parties that CIC sustains are the Client’s responsibility under the indemnification section of this agreement (Section 16).

14. Insurance: With respect to the spaces it makes use of from time to time within the Premises, Client agrees to maintain at its own cost during the term hereof insurance coverage for Comprehensive General Liability Insurance (CGL) in an amount not less than $1,000,000 for general property damage and personal injury (including, without limitation, bodily injury, sickness, disease, and death) and $2,000,000 in aggregate liability coverage, as well as a policy of fire, vandalism, malicious mischief, extended coverage and

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so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring all of Client’s furniture, equipment, fixtures and property of every kind, nature and description which may be in or upon the Premises. Exhibit A of this Agreement lists the entities, such as Landlords, building property managers, and CIC affiliates that play a role supporting you in each of the locations where you have offices with CIC. You agree directly and on behalf of your insurer that each of those entities listed in Exhibit A associated with the locations that you use or operate an office in shall be additional insureds on a primary and non-contributory basis under your general liability insurance (“Additional Insureds”). Whenever you take on additional space at a CIC location, you agree that the newest version of Exhibit A, which can be found at www.cic.us/exhibita, shall be considered the relevant Exhibit A for the purposes of this Agreement. Some CIC locations may have additional insurance requirements as outlined in Exhibit A, and Client agrees to maintain coverage for all such requirements of each location Client uses or operates in.

To demonstrate that the above is agreed and acknowledged, such CGL must include precisely the following endorsement: “CIC Innovation Communities LLC and those entities listed in Exhibit A of the Service Agreement between the named insured and CIC Innovation Communities LLC, as it may be amended from time to time, are included as Additional Insureds on a primary and non-contributory basis under this Commercial General Liability Insurance.” Prior to the date Client takes possession of its assigned office, Client shall provide CIC with all endorsements and an ACORD 25-S or ACORD-28 certificate which must spell out the above endorsement. A sample ACORD 25-S certificate is included for your convenience.

To the extent required by law, the Client also shall carry Worker’s Compensation Insurance. The insurance required under this section must be placed with insurers authorized to do business where the Premises are located, with a rating of not less than “A-VIII” in the current Best’s Insurance Reports. All policies required under this section shall be written as primary policies and not contributing to or in excess of any coverage CIC or the Licensors may otherwise maintain. All insurance herein required shall be deemed an obligation of Client, not a discharge or limitation of Client’s obligation to indemnify CIC or the Licensors. If CIC provides the name of a particular broker or insurer to the Client, Client agrees that Client is itself nevertheless the sole party responsible for ensuring that such coverage meets these requirements. For purposes of insurance, the insurer may wish to review Exhibit A for more building specific information.

15. Fire and Fire Insurance: The Client shall not permit any use of fire in its offices (candles, matches, etc.) for any reason. It will further not permit any use of the office which will make voidable any insurance on the property of which the office is a part, or on the contents of said property or which shall be contrary to any applicable law or regulation as such may be imposed over time.

16. Indemnification and Liability: To the greatest extent permitted by law, except for harm caused by gross negligence or willful misconduct of CIC or the Licensors, Client hereby indemnifies and holds harmless CIC, the Licensors, affiliates of CIC or Licensors, and their respective officers, employees, agents, contractors, Landlords, Related Parties, other clients and property manager from any claims, liabilities, losses or damages incurred by Client or such persons and entities (including all costs and expenses of defense of any action or proceeding) arising out of, directly or indirectly, any claim against, incident to or any injury to or death of the Client, its employees, its assigns, its agents or invitees of any of them or any damage to or loss of property of such persons or entities. Client shall maintain adequate insurance for the foregoing and present evidence of same to CIC upon request.

If any court should find any person or entity indemnified hereunder liable for any loss or damage of any kind for any reason related to Client, employees, guests and affiliated parties, Client agrees that, to the greatest extent permitted by law, the limit of such person’s or entity’s liability shall be the amount that Client has paid CIC under this Agreement.

17. Waiver of Subrogation: Client hereby (i) waives on behalf of itself and its insurer(s) (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against Landlord, Sublandlord(s), CIC, the Licensors, any Additional Insureds as defined on Exhibit A, any affiliates of any of the foregoing, and their respective agents, contractors, officers, servants, partners, shareholders, employees, successors and assigns (collectively, the “Related Parties”) for any loss or damage that may occur to or within the premises of the buildings or any improvements thereto, or any personal property of such Client therein which is insured against under any insurance policy actually being maintained by such Client from time to time, even if not required, or which would be insured against under the terms of any insurance policy required to be carried or maintained by such Client, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of Landlord and/or the Related Parties; and (ii) agrees to cause appropriate clauses to be included in all of its insurance policies as necessary.

18. Insurance Requirements Waiver: Clients of certain services from CIC may be able to waive the insurance requirements detailed in Section 14 and all applicable Exhibits. In order to waive the insurance requirement, CIC must give prior written consent to the Client by both parties fully executing CIC’s Client Insurance Requirements Waiver Amendment.

19. Maintenance: The Client agrees to maintain the office in good condition, damage by normal wear and tear, fire and other casualty only excepted, and acknowledges that the office is now in good order. The Client shall not permit the office to be overloaded, damaged, stripped or defaced.

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20. Emergency Procedures: Client management should inform all their employees of the life safety policies and emergency procedures of the buildings it uses, and conduct periodic training regarding the same. Information pertaining to each building’s emergency procedures is available in Exhibit A. A representative of the buildings’ management is available to participate in Client safety and security awareness sessions. While CIC’s employees and employees of CIC’s other clients may be available to offer assistance in the event of an emergency, Client’s management should be aware that these individuals are not trained safety professionals, and cannot be relied upon to provide error-free assistance.

21. Blocking or Obscuring Interior Views, and other Alterations: CIC’s architectural design incorporates specific look and feel features intended to promote a sense of energy, open-ness and connection within CIC’s spaces. For this reason, clients may not obstruct glass openings/views into and out of workspaces, except as approved in writing by CIC. Fully blocking views into a space is possible when unavoidable, but there is a non-trivial fee associated with doing so.

The Client shall not make any alterations or additions to the office without the prior written consent of CIC and shall never make structural alterations or additions. All allowed alterations shall be at Client’s expense and shall be in quality at least equal to the present construction. Client shall not permit any mechanics’ liens, or similar liens, to remain upon the leased office for labor and material furnished to Client or claimed to have been furnished to Client in connection with work of any character performed or claimed to have been performed at the direction of Client and shall cause any such lien to be released of record forthwith without cost to CIC or the Licensors. Any alterations or improvements made by the Client shall become the property of CIC and the Licensors upon termination of this Agreement.

22. Assignment and Rights and Notifications Concerning Invitees: The Client shall not assign this Agreement without CIC’s prior written consent. Notwithstanding such consent, Client shall remain liable to CIC and the Licensors for the payment of all charges and for the full performance of the covenants and conditions of this Agreement. Also notwithstanding such consent, to the extent that a court order, secured credit contract, sale, invitation by the Client for other parties to use CIC’s facilities as their offices with or without informing CIC, or other process, introduces new parties which become owners or responsible parties for Client and/or property stored at the CIC’s Premises, Client agrees that such parties are bound to this Agreement, will take such steps as necessary to perfect this, and will notify CIC of the names and contact information for the same parties. These parties shall in all cases be deemed to be signatories to this Agreement by virtue of having taken an interest in property located in the Premises or by virtue of having commenced to use CIC’s services in their own right.

        CIC may assign this Agreement to a successor in its discretion.

This Agreement entitles the Client to receive the services identified by location in Exhibit A. The Client shall not cause or permit any other persons or entities present at CIC’s Premises by the Client’s invitation or consent, whether affiliated with the Client or otherwise, to operate an office or conduct a separate business out of CIC’s Premises unless the invitees have entered into an agreement with CIC to do so. CIC shall have sole discretion as to whether others may be added as additional parties to this Agreement. In the event the Client allows any invitee to operate an office or conduct a business out of CIC’s Premises without CIC’s permission or modification of this Agreement, the Client hereby agrees on behalf of itself and its insurers that it will defend and indemnify CIC and the Licensors with respect to the invitee to the same extent required under this Agreement with respect to the Client. To avoid any potential confusion concerning whether certain entities are invitees, the Client shall provide CIC with documentation concerning any of its corporate name changes or DBA filings within thirty (30) days of filing. If Client wishes to do business at CIC’s facility under a name other than its legal name, (e.g. by accepting mail under that other name or by using that other name on the sign on its work area entry, etc.) Client agrees to register such name with the local governing authority as a DBA.

23. Subordination: This Agreement shall be subject and subordinate to any and all leases, mortgages deeds and other instruments in the nature of a lease, mortgage or deed, existing now or at any time hereafter, a copy of such shall be furnished to Client at Client’s request, a lien or liens on the property of which the office is a part and the Client shall, as requested by CIC, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Agreement to said lease, mortgage, deed or other such instruments in the nature of a lease, mortgage or deed. Termination of the Licensors’ lease or leases with the owner of the Premises will terminate this Agreement and all of CIC’s and Licensors’ obligations to the Client.

If the building in which your office is located or the Premises leased to the Licensors are destroyed by fire or other cause such that the owner of the building determines not to rebuild the same or exercises any right it may have to terminate Licensor’s lease, this Agreement shall expire at such time as the Licensors’ interest in the building is terminated and Client thereupon shall surrender its office to CIC and shall pay all charges through the time of such termination. In the event that such owner shall decide to restore or rebuild the building, and the Licensors’ interest in the building under their lease is not terminated, this Agreement shall remain in full force and effect; however, the charges payable hereunder shall be abated in proportion to the time in which Client has been deprived use of its office. In no event shall CIC or the Licensors be liable to Client for any loss or damage occasioned by such fire or other cause.

        If the whole or substantially the whole of a building in which your office is located is condemned or taken in any manner for any public or quasi-public use or purpose, this Agreement shall cease and terminate as of the date of the taking of possession for such use or purpose. If less than the whole or substantially the whole of such building shall be so condemned or taken, whether or not Client’s office is affected, then CIC may, at its option, terminate this Agreement as of the date of the taking of possession of such use or purpose by Notice to Client. Upon any such taking or condemnation and this Agreement continuing in force, the fees payable by the Client hereunder

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shall be abated in proportion to the time in which Client has been deprived use of its office. Client shall have no claim arising from any such taking and, without limitation, no claim against any proceeds paid on account of such taking.

24. Termination: In addition to the termination provisions contained in Section 1, CIC may also terminate this Agreement, including but not limited to the Client’s access to the Premises, immediately at any time after the following:

(a) Upon ten (10) calendar days’ following Notice of delinquency the Client shall fail to pay any charge or other sum due under this agreement; or

(b) The Client shall default in the observance or performance of any other of the Client’s covenants, agreements, or obligations hereunder and such default shall remain uncured after ten (10) calendar days’ following Notice of the same; or

(c) The Client shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Client’s property for the benefit of creditors, or

(d) Client makes a material mis-representation to CIC

25. Holdover: Should Client fail to remove its effects and vacate CIC’s Premises following the termination of this Agreement, the Client will be obligated to pay CIC 200% of its regular rates, pro-rated by days, until the date Client vacates CIC’s Premises.

26. Notice: Notice (“Notice”) shall be defined as any notice that is delivered in writing, either by hand, by e-mail, or by physical mail to one or more responsible parties at the Client, provided that there is a reasonable record kept thereof as relating to both the date of the communication and as to the content thereof. Such a reasonable record can include printed or electronic copies of said communications. Any Notice under this Agreement that is sent by mail shall be deemed received, if properly addressed, three (3) business days after any such Notice is deposited in the United States mail certified, postage-prepaid, return-receipt requested. If the Client’s address as set forth in Exhibit C is given as blank or as being within the Premises, then Notice shall be deemed received if delivered by hand to CIC’s mailbox within the Premises. Any Notice under this Agreement that is sent by e-mail shall be deemed received, if delivered to the address set forth in Exhibit C or another address reasonably believed by CIC as being that of a responsible party at the Client, three (3) business days after any such Notice is sent, provided that no automatic response has been received from the recipient’s e-mail system indicating non-receipt of the email message or unavailability of the recipient. No oral communication shall be deemed a Notice under this Agreement.

27. Surrender: The Client shall, prior to the expiration or other termination of this Agreement, remove all of the Client’s goods and effects from CIC’s Premises. Client shall deliver to CIC all keys and access cards thereto. Improvements and fixtures permanently affixed to the CIC’s Premises shall become property of CIC and may not be removed upon departure without express permission. In the event that any property remains in the office after termination for any reason, it shall be deemed that it was the Client’s intent that it becomes the property of CIC, to use, sell or dispose of as it sees fit.

28. Non-solicitation of Employees of CIC: Client hereby acknowledges that employees of CIC and its affiliates have been carefully selected and/or received training from CIC and agrees not to employ or solicit for employment any employee of CIC or its affiliates for a period of 12 months following termination of this Agreement and further agrees that in any case if such employee is hired, Client shall pay CIC the sum equal to the employee’s annual salary previously paid to employee by CIC as liquidated damages.

29. Choice of Law: The parties agree that the interpretation, instruction and enforcement of this contract shall be governed by the laws of the Commonwealth of Massachusetts. The parties have selected Massachusetts law for reasons including (i) CIC’s having its headquarters and place of organization in Massachusetts, and (ii) ensuring predictability and uniformity in interpretation, instruction and enforcement of this contract where licenses and privileges granted hereunder may involve Premises in more than one state.

30. Disputes and Arbitration Agreement: CIC and Client mutually agree that any controversy or claim arising out of or relating to any aspect of the Client’s relationship with CIC, the Licensors, or their respective officers, employees, agents, Landlords, other Clients or property manager, whether directly related to this Agreement or not, and whether arising before or after the date of this agreement, which could have been brought in a court of law (“Covered Disputes”), shall be settled by arbitration administered by the American Arbitration Association (“AAA”), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Covered Disputes include all claims, rights, demands, losses, and causes of action rising: in contract, whether express or implied; or in tort; or under any common law theories; or under any covenants of good faith and fair dealing; or under any CIC policy; or under any federal, state, or municipal statute, executive order, regulation or ordinance. This arbitration agreement shall not prohibit actions solely seeking injunctive relief necessary to protect either party’s rights. With the exception of actions set forth above, arbitration shall be the exclusive means through which CIC and Client may seek relief in connection with any Covered Disputes. CIC and Client expressly waive their right to a trial by judge or by jury of any Covered Dispute, as well as their right to appeal the decision rendered by the arbitrator except on the grounds that the decision was procured by corruption, fraud or other undue influence or on the grounds specifically set forth in a statute applicable to vacating an arbitration award under this arbitration agreement. Client agrees that if Client wishes to assert a claim against CIC or the Licensors, the Client must present to CIC a written request for arbitration within 6 months of the date on which the Client knows or should have known of the Covered Dispute against CIC or the Licensors. Likewise,

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CIC must present a written request for arbitration to the Client against whom it wishes to assert a claim within the same time frame. Failure by either the Client or CIC to present such a request within this time shall constitute a waiver of the right to recover relief in any forum in connection with the Covered Dispute. Unless otherwise agreed to by Client and CIC, the arbitration shall take place in AAA’s office closest to CIC’s headquarters. CIC and Client shall select a single arbitrator in accordance with applicable AAA real estate arbitration rules. The party bringing the dispute to arbitration shall cover all costs of the arbitration until such time as the arbiter may choose to allocate costs differently. CIC and Client are entitled to discovery sufficient to adequately arbitrate their Covered Disputes, including, but not limited to, access to essential documents and witnesses, as determined by the arbitrator. The arbitrator shall apply the law designated in this Agreement. The arbitrator shall have the discretion to award monetary and other damages, or to award no damages, and to fashion any other relief that would otherwise be available in court. The arbitrator will issue a written arbitration decision that reveals the essential findings and conclusions on which the award is based. This arbitration provision shall survive the termination of this Agreement.

31. Use of CIC-collected Data for Academic Research: Our community is unique and its dynamics have garnered interest in the academic research community for the purpose of studying the nature of work, economic development, business formation and growth, etc. Unless Client initials here , Client hereby grants CIC the right to employ such data as we may collect about Client for academic research purposes, provided that no personally identifiable data relating to the Client or its parties shall be published as part of such research.

32. Image capture: CIC policy prohibits anyone from capturing images showing people or client property within private, lockable work areas without advance permission. CIC policy also requires anyone capturing images in common areas (including common work areas such as co-working and dedicated space in open areas) that include close-up images of individuals or their property to obtain advance permission. Client hereby provides permission for their image and any signage to appear incidentally in general, pan-type (non-close up) images captured within common and shared areas. Continuous or automatic image-capture devices (e.g. Google Glass and similar devices) must be set to not-capturing mode while within CIC Premises given that close-up shots of individuals cannot be avoided.

33. Representations: Client represents that it is not presently in default of an obligation to a third party lessor or licensor, nor would it be as a consequence of signing this Agreement.

34. Notice of Modifications to this Agreement: Maintaining a safe and productive work environment such as CIC will require adjustments to the terms defined in this Agreement from time to time. In the event that CIC needs to make changes to this agreement, CIC will provide written Notice of such changes in the form of an Amendment to the Service Agreement. You have

30 days to review such changes. If you have not informed CIC in writing that they are not acceptable within the 30 days, you and we agree to deem that you have found them acceptable, and they will henceforth automatically be incorporated into, and form part of this Agreement. If you do not find the changes acceptable you must provide CIC Notice of that fact within 30 days of receipt of our Notice. In this instance, CIC will not apply these modifications to your Agreement.

35. Nature of Agreements: CIC and Client agree that any oral discussion regarding modifying this Agreement shall be deemed by both parties to be exploratory in nature, and shall be binding on the parties only when reduced to writing and acknowledged in writing by both parties as agreed. This shall be the case even if one or both parties begin to operate on the basis of an oral discussion as though such discussion represented a definitive agreement. “In writing” shall include agreements reached and acknowledged by email, wherein stored electronic copies of emails shall be considered adequate evidence of said agreement. Failure of either party to enforce any provision of this Agreement shall not constitute a waiver of that term of the Agreement, and such provision may be enforced later, at any time, without prejudice. Client and CIC acknowledge and agree for the benefit of the Licensors identified on Exhibit A (i) that CIC Innovation Communities, LLC is acting hereunder as duly authorized agent for the Licensors of the relevant Premises identified on Exhibit A, with the power to enter into and enforce this Agreement on behalf of such Licensors, (ii) that Client is bound to CIC and such Licensors under this Agreement, and (iii) that all fees and other amounts paid by Client hereunder for use of space or services at a particular Premises are the property of the Licensor of such Premises identified on Exhibit A.

SIGNATURE BLOCK

Name of Licensee’s legal entity:

Summit Therapeutics Inc

Client federal tax ID#: 22000821
(if left blank, Agreement becomes a personal obligation of signer)

Signature:

Name of authorized signer: Melissa Strange

Title: Secretary and Treasurer

DATE: 1/14/2015

CIC Innovation Communities, LLC (“CIC”), as agent

Signature:

Officer’s name:

Title:

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This Exhibit A lists the individual services, conditions, Licensors, Landlords, insurance requirements including required Additional Insureds, and so forth for each CIC location. Some of this information is incorporated into your Service Agreement by reference, with respect to the individual location in which you operate. As additional CIC locations are added, the corresponding Exhibit A information for those locations will be posted online at www.cic.us/exhibita. As stated in your Service Agreement, if you elect to use space in one of those locations, the information in the most up to date online Exhibit A shall pertain and apply to your Service Agreement.

Site Specifications: Cambridge Campus

Licensors: CIC One Broadway, LLC (Licensor at One Broadway) and 101 Main CIC, LLC (Licensor at 101 Main St.)

Landlords: MIT One Broadway, LLC (Landlord at One Broadway) and RREEF America REIT II Corp. PPP (Landlord at 101 Main St.)

Entities that shall be considered Additional Insured parties under the Service Agreement and required CGL endorsement (for both buildings):

CIC Innovation Communities, LLC d/b/a CIC; CIC Innovation Services, LLC; CIC One Broadway, LLC; 101 Main CIC, LLC; CIC USA Holdings, LLC; The Cambridge Incubator, Inc.; MIT One Broadway Fee Owner, LLC; MIT One Broadway, LLC; Colliers Meredith & Grew, Inc.; RREEF America REIT II Corp. PPP; RREEF Management LLC & RREEF America, LLC; CB Richard Ellis, Inc.; CB Richard Ellis-NE Partners, LP; Venture Cafe Foundation, Inc.; and any other entity that CIC Innovation Communities, LLC may require as an Additional Insured pursuant to CIC’s Notice to Licensee.

Building Details:

One Broadway, Cambridge, MA 02142

The building provides HVAC services during normal business hours and for the first half of Saturday. At other times the building can provide HVAC services upon request at the building’s current per-hour rate. Please be aware that it can get very warm in the building on hot summer weekends if cooling is not requested.

For purposes of insurance, the insurer may wish to have the following information:

•	The building was built in 1969

•	The structure is steel girder with concrete skin

•	3⁄4 of floors have had electrical, plumbing, ductwork redone since 2000

•	The roof was redone since 2000

•	New chillers and cooling towers since 2000

•	The building is equipped with fire suppression sprinklers and fire alarms.

•	Keep in mind that Licensee’s insurance needs to cover their activities anywhere in the facility (not just in their private work area).

101 Main, Cambridge, MA 02142

The landlord will provide heating, ventilation, and air conditioning Monday through Friday from 8:00a.m. until 6:00p.m. and Saturday from 8:00a.m. until 12:00p.m. at no additional charge. After hours HVAC will be provided by the Landlord at their hourly rate per heat pump per hour with a minimum charge per request.

For purposes of insurance, the insurer may wish to have the following information:

•	The building was built in 1983

•	The structural system is steel frame with brick façade

•	3⁄4 of floors have had electrical, plumbing, ductwork redone since 2005

•	The upper roof housing the cooling towers was replaced in 2009

•	Cooling tower was replaced in 1999

•	The building is equipped with fire suppression and fire alarms.

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-Emergency Procedure

A copy of the Cambridge Buildings’ emergency procedures is available at http://cic.us/cambridge-emergency-procedures

Overview of Offerings/Access – Cambridge Campus

Office Rental Space	CIC’s offering includes flexible, expandable office space configured for use by companies of all shapes and sizes. We provide access control using electronic keys and recorded video. All normal office utilities and services, such as electricity, office-hours HVAC, trash pickup, etc. are included. Access is available on a 24 x 7 x 365 basis. Clients choosing the Flex Space and International Flex Space clients may have limitations on the numbers of hours they can access CIC.

Office Furniture	Each individual with dedicated space is provided with a complete workstation, including a desk, adjustable office chair and locking file storage space. Additional furniture such as whiteboards or shelving is available in most instances at no extra charge. Clients without dedicated space will have access to shared work areas.

Guest Reception	All dedicated space offerings, as well as Flex Space and International Flex Space, include guest reception services to greet guests for clients. Co-working clients should greet their own guests.

Internet	Each individual is provided with a high-speed Internet connection for office use. CIC holds its own ARIN-assigned IP address block and maintains two high-speed connections (redundant fiber Ethernet with separate paths and points of entry) to the Internet and provides BGP-based routing redundancy. Internet services (e.g. un-firewalled IPs) are subject to availability and may incur additional charges.

Phone Services	Each individual is given a high-end digital business telephone and a direct-dial dedicated phone number. Normal local and domestic long distance phone usage is included in the package on an unmetered basis (you will not be billed for your domestic phone calls). Our phone system provides computerized voice-mail with local and remote access. International calls carry a separate charge. They are billed at Verizon’s discounted “Talk to the World” rates. You are welcome to use free VOIP services such as Skype. This service is not provided for co-working clients.

Mail Services	All dedicated space offerings as well as Flex Space and International Flex Space include a mail folder and mail services, details of which are outlined in Section 5. Co-working clients do not receive mail services, but can obtain them for an additional monthly fee.

Copier, Printer & Fax	Service includes unmetered use of black and white and color printers, commercial-grade copiers and fax machines for typical office use. For non-co-working clients, a private fax number, which routes faxes to an individual email address as pdf files, is provided for the dedicated use of your company. Additional numbers are available for a fee. Questions about printing multiple copies of brochures or extensive print jobs should be directed to a CIC staff member as these types of jobs may be requested to be taken to offsite printing service providers.

Conference Rooms	Service includes unmetered,, use of well-appointed conference rooms with data projectors or projection screens as well as unmetered use of digital Polycom audio and video conferencing equipment. Conference rooms and phonebooths are booked via a web-based booking tool. Questions regarding frequent all-day meetings or intensive use for training or other purposes can be directed to a CIC staff member for details. Co-working clients are limited to co-working conference rooms during regular business hours.

Payment Requirements	CIC prefers payment by ACH automatic debit, and this method is required for the co-working offering.

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General Liability Insurance Requirements	Dedicated space clients are required to provide evidence of insurance coverage. Clients who are not taking dedicated space, for example, Flex Space or co-working clients, may submit a Waiver Amendment for Client Insurance Requirements.

Kitchen Services	CIC has fully stocked kitchens, which often include yogurts, fruits, soft drinks, and other snacks and cold beverages. CIC also stocks a full selection of gourmet coffees and a high-end by-the-cup coffee brewing system. This service is included in your service fee and fair consumption is on the honor system.

Massage Therapy	CIC maintains a massage therapy room and has a relationship with independent professional massage therapists who come in on a regular basis. CIC provides use of the massage room without charge. All fees for massage go solely to the therapist, and are not billed through CIC. Use of this service is at client discretion, and CIC is not liable.

Wellness Programs	CIC has different wellness programs that change pending interest and season. Currently there is a Running Club that gathers each Tuesday and a weekly onsite yoga class, which does involve an additional fee paid directly to the teacher.

Shower Rooms	CIC has several shower rooms available to clients on a first come first served basis. The shower rooms are stocked with towels and toiletries.

Venture Café	Venture Cafe: The Venture Cafe is a community networking event held every Thursday at CIC from 3:00pm-8:00pm and hosted by the nonprofit Venture Café Foundation. With its “pay it forward” Contributor Model, Venture Cafe is hosted at CIC to bring together members of the local entrepreneurial and innovation community. Clients of CIC receive direct access to this weekly event. Along with hosted beer and wine, weekly Venture Cafes often include guest speakers, workshops, et al. Please note, it is a privilege and not a right to attend these gatherings, and the Venture Café Foundation reserves both the right to refuse service and to determine, at its sole discretion, who to invite according to its mission and policies.

Artisan’s Asylum	CIC clients have access to Artisan’s Asylum, a nonprofit community craft studio located at 10 Tyler Street in Union Square in Somerville, MA. The facilities include capabilities for precision metal machining, electrical fabrication, welding, woodworking, sewing and fiber arts, robotics, bicycle building and repair, and screenprinting. All shared equipment requires either proof of proficiency or training by a certified Artisan’s Asylum shop tech. The costs for classes, workshops, and training are the responsibility of the client.

Site Specifications: Boston - 50 Milk Street, Boston, MA 02109

Licensors: CIC 50 Milk, LLC (Licensor at 50 Milk St.), Hub for Change, LLC d/b/a Impact Hub Boston (Licensor at 50 Milk St.), Landlord: Ponte Gadea Boston, LLC (Landlord at 50 Milk St.)

Entities that shall be considered Additional Insured parties under the Service Agreement and required CGL endorsement:

CIC Innovation Communities, LLC d/b/a CIC; CIC Innovation Services, LLC; CIC 50 Milk, LLC; CIC USA Holdings, LLC; The Cambridge Incubator, Inc.; Ponte Gadea Boston, LLC; Ponte Gadea Florida; CB Richard Ellis-N.E. Partners, LP; Venture Cafe Foundation, Inc.; Hub for Change, LLC d/b/a Impact Hub Boston; and any other entity that CIC Innovation Communities, LLC may require as an Additional Insured pursuant to CIC’s Notice to Licensee.

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Building Details:

The building provides HVAC services from 8 am to 7 pm during business days, and from 8 am to 1 pm on Saturday. At other times, the building can provide HVAC services by request at the building’s current per-hour. Please be aware that it can get very warm in the building on hot summer weekends if cooling is not requested.

For purposes of insurance, the insurer may wish to have the following information:

•	The building was built in 1980

•	The structure is steel girder, concrete slab floors, granite façade with aluminum framed windows

•	The main roof was redone around 2002; the penthouse roof was installed circa 1984

•	Cooling towers, main air handlers and HVAC pumps were newly installed in 2014

•	Fire alarm system headend was upgraded in 2014

-Emergency Procedure

A copy of the building’s emergency procedures is available at http://boston.cic.us/emergency-procedures

Overview of Offerings/Access - Boston

Office Rental Space	The CIC offering includes flexible, expandable office space configured for use by companies of all shapes and sizes. We provide access control using electronic keys. All normal office utilities and services, such as electricity, office-hours HVAC, trash pickup, etc. are included. Access is available on a 24 x 7 x 365 basis. Clients choosing the Flex Space and International Flex Space offering may have limitations on the numbers of hours they can access CIC.

Office Furniture	Each individual with dedicated space is provided with a complete workstation, including a desk, adjustable office chair and locking file storage space. Additional furniture such as whiteboards or shelving is available in most instances at no extra charge. Clients without dedicated space will have access to shared work areas.

Guest Reception	All dedicated space offerings as well as Flex Space and International Flex Space include guest reception services to greet guests for clients.

Internet	Each individual is provided with a high-speed wired Internet connection for office use, as well as WiFi. Other internet services (e.g. un-firewalled IPs) are subject to availability and may incur additional charges.

Phone Services	Each individual is given a high-end digital business telephone and a direct-dial dedicated phone number. Normal local and domestic long distance phone usage is included in the package on an unmetered basis (you will not be billed for your domestic phone calls). Our phone system provides computerized voice-mail with local and remote access. International calls carry a separate charge. They are billed at Verizon’s discounted “Talk to the World” rates. You are welcome to use free VOIP services such as Skype.

Mail Services	All dedicated space offerings as well as Flex Space and International Flex Space include a mail folder and mail services, details of which are outlined in Section 5.

Copier, Printer & Fax	Service includes unmetered use of black and white and color printers, commercial-grade copiers and fax machines for typical office use. A private fax number, which routes faxes to an individual email address as pdf files, is provided for the dedicated use of your company. Additional numbers are available for a fee. Questions about printing multiple copies of brochures or extensive print jobs should be directed to a CIC staff member as these types of jobs may be requested to be taken to offsite printing service providers.

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Conference Rooms	Service includes unmetered use of well-appointed conference rooms with data projectors or projection screens as well as unmetered use of digital Polycom audio and video conferencing equipment. Conference rooms and phonebooths are booked via a web-based booking tool. Questions regarding frequent all-day meetings or intensive use for training or other purposes can be directed to a CIC staff member for details.

General Liability Insurance Requirements	Dedicated space clients are required to provide evidence of insurance coverage. Clients who are not taking dedicated space [for example, Flex Space and International Flex Space], may submit a Waiver Amendment for Client Insurance Requirements.

Kitchen Services	CIC has fully stocked kitchens, which often include yogurts, fruits, soft drinks, and other snacks and cold beverages. CIC also stocks a full selection of gourmet coffees and a high-end by-the-cup coffee brewing system. This service is included in your service fee and fair consumption is on the honor system.

Shower Rooms	CIC has several shower rooms available to clients on a first come first served basis. The shower rooms are stocked with towels and toiletries.

Venture Café	Venture Cafe: The Venture Cafe is a community networking event held every Thursday at CIC Cambridge from 3:00pm-8:00pm, and hosted by the nonprofit Venture Café Foundation. With its “pay it forward” Contributor Model, Venture Cafe is hosted at CIC to bring together members of the local entrepreneurial and innovation community. Clients of CIC receive direct access to this weekly event. Along with hosted beer and wine, weekly Venture Cafes often include guest speakers, workshops, et al. Please note, it is a privilege and not a right to attend these gatherings, and the Venture Café Foundation reserves both the right to refuse service and to determine, at its sole discretion, who to invite according to its mission and policies.

Artisan’s Asylum	CIC clients have access to Artisan’s Asylum, a nonprofit community craft studio located at 10 Tyler Street in Union Square in Somerville, MA. The facilities include capabilities for precision metal machining, electrical fabrication, welding, woodworking, sewing and fiber arts, robotics, bicycle building and repair, and screenprinting. All shared equipment requires either proof of proficiency or training by a certified Artisan’s Asylum shop tech. The costs for classes, workshops, and training are the responsibility of the client.

Site Specifications: CIC@4240

Licensor: CIC 4240, LLC

Landlord: Wexford Heritage MT, LLC c/o Wexford Science & Technology, LLC

Entities that shall be considered Additional Insured parties under the Service Agreement and required CGL endorsement:

CIC Innovation Communities, LLC d/b/a CIC; CIC Innovation Services, LLC; CIC 4240, LLC; CIC Forest Park, LLC; CIC University Projects, LLC; CIC USA Holdings, LLC; The Cambridge Incubator, Inc.; Venture Cafe Foundation, Inc.; the Center for Emerging Technologies; the Land Clearance for Redevelopment Authority of the City of Louis; St. Louis Development Corporation; the U.S. Economic Development Administration; the Missouri Development Finance Corp.; the Missouri Department of Economic Development; Midwest BankCentre; Wexford Heritage MT, LLC c/o Wexford Science & Technology, LLC; Wexford Heritage, LLC; BioMed Financing, LLC; BioMed Wexford Realty Trust, Inc.; BioMed Realty, LP; BioMed Realty Holdings II, Inc.; Cassidy Turley Commercial Real Estate Services, Inc.; SLLC Real Estate II, LLC; Center for Research Technology and Entrepreneurial Exchange; and any other entity that CIC Innovation Communities, LLC may require as an Additional Insured pursuant to CIC’s Notice to Licensee.

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Additionally, all such CGL must have the following coverages and limits:

(a)	Products and Completed Operations: $1,000,000

(b)	General Aggregate: $2,000,000

(c)	Personal Injury/Advertising Injury Liability: $1,000,000

(d)	Per Occurrence: $1,000,000

(e)	Fire Legal Liability: $300,000 ($1,000,000 required for lab spaces)

(f)	Medical Payments: $5,000

(g)	Contractual Liability (including contractual indemnity): $1,000,000

(h)	General Liability coverage is primary & non-contributory

Building Details:

The building provides HVAC services 24/7.

For purposes of insurance, the insurer may wish to have the following information:

•	The construction type: brick

•	Year built: 1947

•	Sprinkler system: Installed in February 2013 in accordance with NFPA 13 and NFPA 14, 2009 IBC building code installation in compliance with City of St. Louis Fire Code requirements. This is the same time the building was converted from warehouse to office.

-Emergency Procedures:

A copy of the building’s emergency procedures is available at: http://stl.cic.us/emergency-procedures

Additional Agreement Provisions:

The following language is included in any Agreement with respect to this site: “Client shall comply with that certain policy, as the same may be reasonably amended from time to time, established by the non-profit Center of Research Technology and Entrepreneurial Exchange (“CORTEX”), or its affiliate, regarding the provision to CORTEX of notices of job openings at the Premises, which job opening information may be posted or published by CORTEX and forwarded to appropriate governmental agencies.”

Overview of Offerings/Access – CIC@4240

Office Rental Space	CIC offering includes flexible, expandable office space configured for use by growing companies. We provide access control using electronic keys and recorded video. All normal office utilities and services, such as electricity, office-hours HVAC, trash pickup, etc. are included. Access is available on a 24 x 7 basis. Only Flex Space and International Flex Space clients have limitations on the numbers of hours they can access CIC.

Office Furniture	Each individual with dedicated space is provided with a complete workstation, including a desk, adjustable office chair and locking file storage space. Additional furniture such as whiteboards or shelving is available in most instances at no extra charge. Clients with no dedicated space will have access to shared work areas.

Guest Reception	All dedicated space offerings as well as Flex Space include guest reception services to greet guests for clients.

Internet	Each individual is provided with a high-speed wired Internet connection for office use, as well as WiFi. Other internet services (e.g. un-firewalled IPs) are subject to availability and may incur additional charges.

Phone Services	Each individual is given a high-end digital business telephone and a direct-dial dedicated phone number. Normal local and domestic long distance phone usage is included in the package on an unmetered basis (you will not be billed for your domestic calls). Our phone system provides computerized voice-mail with local and remote access. International calls carry a separate charge.

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Mail Services	All dedicated space offerings, as well as Flex Space, include a mail folder and mail services, details of which are outlined in Section 5.

Copier, Printer & Fax	Service includes unmetered use of black and white and color printers, commercial-grade copiers and fax machines for typical office use. A private fax number, which routes faxes to an individual email address as pdf files, is provided for the dedicated use of your company. Additional numbers are available for a fee. Questions about printing multiple copies of brochures or extensive print jobs should be directed to a CIC staff member as these types of jobs may be requested to be taken to offsite printing service providers.

Conference Rooms	Service includes unmetered use of well-appointed conference rooms, some which include Apple TV for wireless data projection from Apple devices, as well as unmetered use of Polycom speaker phones. Conference rooms and phonebooths are booked via webpage. Questions regarding frequent all-day meetings or intensive use for training or other purposes can be directed to a CIC staff member for details.

General Liability Insurance Requirements	Dedicated space clients are required to provide evidence of insurance coverage. Clients who are not taking dedicated space [for example, Flex Space], may submit a Waiver Amendment for Client Insurance Requirements.

Kitchen Services	Clients will be able to enjoy various snacks and a selection of soda, gourmet coffees and a high-end by-the-cup coffee brewing system. Fair consumption is on the honor system.

Shower Rooms	CIC has several shower rooms available to clients on a first come first served basis. The shower rooms are stocked with towels and toiletries.

Venture Café	The Venture Café will be a community networking event hosted by the Venture Café Foundation, most Thursdays from 3:00pm-8:00pm at CIC@4240. With its “pay it forward” Contributor Model, the Venture Café Foundation was established to bring together members of the local entrepreneurial and innovation community. CIC clients receive direct access to this weekly event. Along with hosted beer and wine, weekly Venture Cafés often include speakers, workshops, et al.

Educational Programs	Clients of CIC@4240 will be able to attend educational programs hosted by the Center for Emerging Technologies (at CIC@CET) at little to no cost. CIC@4240 clients also have access to on-site mentors for support via CET’s programming or through CIC’s partner non-profit Venture Café (details above).

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Automatic Debit

ACH PAYMENT SYSTEM

The Automatic Bank Debit system enables you to have your monthly payment automatically drafted from your bank account.

Please fill out the information listed below.

Licensee Name:	Summit Therapeutics Inc

Licensee hereby agrees to incorporate the ACH authorization form (Schedule B) of the previous Service Agreement between Licensee and The Cambridge Incubator Inc. (herein the “Previous Agreement”) as Exhibit B to this Agreement between the Licensee and CIC Innovation Communities, LLC. Licensee hereby authorizes CIC Innovation Communities, LLC to initiate debit entries to the bank account listed in Schedule B of the Previous Agreement for payment of amounts due under this Agreement.

Licensee Signature:	Date:	1/14/2015

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Client Information

Licensee legal address (if blank, CIC is legal address):

City: State: Zip:

Alternate address (if CIC is legal address):

Contact info for Licensee (name):

Cell #:	Home #:

Work Email:	Alt. email:

Will this person be a user (need a key)? No ☐ Yes ☐

For dedicated space clients only (does not include for example, co-working or flex space): Are you a Regular User ☐ or Offsite Associate ☐

If “Regular” would you like a desk phone? No ☐ Yes ☐

Note: Offsite Associates are employees of dedicated space clients that visit CIC less than 2 or 3 times a month. They can obtain a key, and there is no additional charge. Desk phones are included in the service fee for regular dedicated space users.

Please list employees of your company here who will work out of CIC and need a key:

Full Name:	Cell Phone:	Email:

For dedicated space clients, ☐ Regular User or ☐ Offsite Associate, If “Regular” would you like a phone? No ☐ Yes ☐

Full Name:	Cell Phone:	Email:

For dedicated space clients, ☐ Regular User or ☐ Offsite Associate, If “Regular” would you like a phone? No ☐ Yes ☐

Full Name:	Cell Phone:	Email:

For dedicated space clients, ☐ Regular User or ☐ Offsite Associate, If “Regular” would you like a phone? No ☐ Yes ☐

Please keep in mind that any time you request that CIC provide access to CIC for any individual, you become responsible for that individual’s actions and operations under this Agreement, as though they were your own actions and operations.

Business Description (please provide detail for internal use only):

Does the Company go by any other name for purposes of receiving mail/guests or wish to conduct business under any other name? No ☐ Yes ☐ If yes, CIC will follow up.    Yes

How did you learn about CIC?

Anticipated Move-in Date (Please specify a day and leave 48 hours for processing):

Note: If paying by check, please remit with this Service Agreement, otherwise deposit will be debited from the account provided in Exhibit B. In order to obtain keys to the space, you must provide CIC with valid proof of insurance or waiver.

Note any additional terms here:

CIC aims to maintain a pricing policy and fee structure that is intended to be simple and transparent. Occasionally we apply modest fee increases to our space and service fees to keep pace with costs, which typically begin on the 1st of the year. Historically, we have been able to give current clients at least 12 months notice before any fee increase and most fee increases have been around 3%. We will continue to try and give as much notice as possible and encourage all new clients to inquire about any planned future increases when they sign up.

CIC Service Agreement - Version 7.0	Page 16 of 18	Please Initial Here:

CLIENT INSURANCE REQUIREMENTS WAIVER AMENDMENT

As you know, CIC’s Service Agreement (Section 14) requires that you carry commercial general liability insurance. There are circumstances in which, for one reason or another, these requirements have not been met, and yet a client continues to wish to use CIC’s services. As a convenience to our clients, we have created a client insurance waiver process to enable clients to use our facility and services during periods when the required insurance is not in place. To be clear, we strongly recommend and prefer that clients obtain the insurance rather than employ this waiver. So long as this waiver agreement is in force, clients are permitted to not meet the requirements in Section 14. Should this waiver agreement lapse for any reason, then the insurance requirements of the Agreement shall once again be in force. In the below agreement, “I”, “me” and “my” refer to the entity which the undersigned represents.

WAIVER AGREEMENT

1. The Service Agreement I have entered into includes a concept of a “waiver of subrogation” (Service Agreement Section 17) and the concept of “indemnification and waiver of rights to recovery” (Service Agreement Section 16).

2. I understand that the “waiver of subrogation” means, in essence, that I bear the cost of my own losses, regardless of who caused those losses. This agreement benefits me by reducing the cost of the services I can buy, by eliminating the need for CIC to quantify and insure against all the possible losses that I might sustain.

3. I understand that when agreements are structured this way, generally I am required to carry my own insurance. This is because without such insurance, there is no one else for me to turn to in the event of a loss. For example, if there was a catastrophic failure of the ventilation system at CIC, and the building suddenly became unusable, I might sustain losses because of the unexpected loss of my workplace. Regardless of who might be responsible for that failure, I would be responsible for covering my losses. And I understand this applies to all other situations of loss, such as via fire, theft, injury, and so forth.

4. Another important reason that it is advisable for me to carry insurance is that I have indemnified CIC (Service Agreement Section 16), its associated parties, and other CIC clients against losses that may incur due to my action or inaction. I understand that “indemnification” in this case means that, for instance, if I cause a fire at any CIC facilities, and others are hurt, I will make up for their losses. Generally, liability insurance would help me meet that obligation.

5. Given all this, I understand why this Service Agreement requires me to have insurance, and why it is very advisable that I have it.

6. The aforementioned notwithstanding, I have decided not to carry such insurance, and I accept the potential consequences.

7. I understand that CIC’s exposure to the risk that I will not be able cover my indemnification will rise as a result of my decision, because CIC will not be afforded the same protection it would have if I had insurance.

8. I agree that neither I nor my entity will assert that by offering me this waiver, CIC or any of its associated parties are providing me with any kind of substitute insurance.

9. I understand that this waiver in no way releases me from any obligation to indemnify all parties named in Exhibit A of this agreement, as well as other Landlord related parties and other clients against losses caused by me.

10. I understand that if I become a Licensee of any dedicated office space within CIC’s Premises, this waiver shall no longer be valid, and I will need to abide by all terms of CIC’s Service Agreement pertaining to insurance.

In witness thereof,

Name of Licensee legal entity:

Licensee Federal Tax ID#:	CIC Innovation Communities, LLC, as agent
(if left blank, agreement becomes personal obligation of signer)

Signature:	Signature:

Name of Authorized Signer:	Officer’s name:

Title:	Title:

DATE:	DATE:

CIC Service Agreement - Version 7.0	Page 17 of 18	Please Initial Here:

SERVICE AGREEMENT | Exhibit E

ACORD CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 08/10/2010

INSURED Your Name and Address Here

COVERAGES

SAMPLE

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YYYY)	POLICY EXPIRATION DATE (MM/DD/YYYY)	LIMITS	
A		GENERAL LIABILITY [X] COMMERCIAL GENERAL LIABILITY [ ] CLAIMS MADE [X] OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: [X] POLICY [ ] PROJECT [ ] LOC	POLICY NUMBER	Eff Date	Exp Date	EACH OCCURRENCE	$ 1,000,000
						DAMAGE TO RENTED PREMISES (Ea occurrence)	$
						MED EXP (Any one person)	$
						PERSONAL & ADV INJURY	$
						GENERAL AGGREGATE	$ 2,000,000
						PRODUCTS - COMP/OP AGG	$
B		AUTOMOBILE LIABILITY [ ] ANY AUTO [ ] ALL OWNED AUTOS [ ] SCHEDULED AUTOS [ ] HIRED AUTOS [ ] NON-OWNED AUTOS				COMBINED SINGLE LIMIT (Ea accident)	$
						BODILY INJURY (Per person)	$
						BODILY INJURY (Per accident)	$
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY [ ] ANY AUTO				AUTO ONLY - EA ACCIDENT	$
						OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
C		EXCESS/UMBRELLA LIABILITY [ ] OCCUR [ ] CLAIMS MADE [ ] DEDUCTIBLE [ ] RETENTION $				EACH OCCURRENCE	$
						AGGREGATE	$
							$
							$
							$
D		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below				WC STATUTORY LIMITS / OTHER	
						E.L. EACH ACCIDENT	$
						E.L. DISEASE - EA EMPLOYEE	$
						E.L. DISEASE - POLICY LIMIT	$
		OTHER					

CERTIFICATE HOLDER

CANCELLATION

AUTHORIZED REPRESENTATIVE

ACORD 25 (2001/08)
©ACORD CORPORATION 1988

ACORD TM
CERTIFICATE OF LIABILITY INSURANCE
DATE (MM/DD/YYYY) 08/10/2010
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION
ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE
HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR
ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
PRODUCER FAX
ABC Insurance Insurance
123 Main Street
Anywhere, US 12345
INSURED Your Name and Address Here
INSURERS AFFORDING COVERAGE
NAIC #
INSURER A:
INSURER B:
INSURER C:
INSURER D:
INSURER E:
COVERAGES
THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING
ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR
MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
INSR ADD’L TYPE OF INSURANCE POLICY NUMBER POLICY EFFECTIVE POLICY EXPIRATION LIMITS LTR INSRD DATE (MM/DD/YY) DATE (MM/DD/YY) GENERAL LIABILITY POLICY NUMBER Eff Date Exp Date EACH OCCURRENCE DAMAGE TO RENTED COMMERCIAL GENERAL LIABILITY $1,000,000 PREMISES (Ea occurence) CLAIMS MADE OCCUR $ MED EXP (Any one person) $ PERSONAL & ADV INJURY $ GENERAL AGGREGATE GEN’L AGGREGATE LIMIT APPLIES PER: $ PRODUCTS - COMP/OP AGG PROJECT $2,000,0000 POLICY LOC
AUTOMOBILE LIABILITY COMBINED SINGLE LIMIT $ANY AUTO (Ea accident) ALL OWNED AUTOS BODILY INJURY (Per person) $SCHEDULED AUTOS HIRED AUTOS BODILY INJURY (Per accident) $NON-OWNED AUTOS PROPERTY DAMAGE $ (Per accident)
GARAGE LIABILITY AUTO ONLY - EA ACCIDENT $ANY AUTO EA ACC $ OTHER THAN AUTO ONLY: AGG $EXCESS/UMBRELLA LIABILITY EACH OCCURRENCE $OCCUR CLAIMS MADE AGGREGATE $ $DEDUCTIBLE $RETENTION $ $
WC STATUTORY OTHER WORKERS COMPENSATION AND LIMITS EMPLOYERS’ LIABILITY E.L. EACH ACCIDENT $ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? E.L. DISEASE - EA EMPLOYEE $If yes, describe under SPECIAL PROVISIONS below E.L. DISEASE - POLICY LIMIT $OTHER
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS
CIC Innovation Communities LLC and those entities listed in Exhibit A of the Service Agreement between the named insured and CIC Innovation Communities LLC, as it may be amended from time to time, are included as Additional Insureds on a primary and non-contributory basis under this Commercial General Liability Insurance.
CERTIFICATE HOLDER CANCELLATION
CIC Innovation Communities, LLC
1 Broadway – 14th Floor
Cambridge, MA 02142
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.
AUTHORIZED REPRESENTATIVE
ACORD 25 (2001/08) © ACORD CORPORATION 1988

CIC Service Agreement - Version 7.0	Page 18 of 18	Please Initial Here:

In regards to the previous Service Agreement entered into between Licensee and The Cambridge Incubator, Inc. (the “Previous Agreement”), and in regards to the new Service Agreement entered into between Licensee and CIC Innovation Communities, LLC, as agent (the “New Service Agreement”), all parties hereby agree:

a)	The 30 day notice of termination requirement from the Previous Agreement is waived and the Previous Agreement is terminated at the time that the New Service Agreement becomes effective.

b)	The New Service Agreement is in effect on and as of January 1st, 2015.

c)	If applicable, Licensee’s Deposit from the Previous Agreement will be applied to the Deposit for the New Service Agreement.

Licensee Name	Summit Therapeutics Inc

Licensee Signature		Date	1/14/2015

The Cambridge Incubator, Inc.		Date

CIC Innovation Communities, LLC, as agent		Date